EXHIBIT  23.1


Jonathan  P.  Reuben
Certified  Public  Accountant

Consent  of  Independent  Certified  Public  Accountant

I hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 of my report dated March 19, 2001, relating to the financial statements of Material Technologies, Inc., a Delaware corporation, which appear in such Prospectus. I also consent to the reference to me under the heading Experts in such Prospectus.

February 5, 2002

Jonathan  P.  Reuben
Certified  Public  Accountant
23440  Hawthorne  Blvd.,  Ste.  270
Torrance,  California  90505
Telephone:  310-378-3609
Fax:  310-378-3709


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